UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130, Watertown, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On June 28, 2022, each of Ran Nussbaum and Jasbir Seehra notified the Board of Directors (the “Board”) of Eloxx Pharmaceuticals, Inc. (the “Company”) of their respective resignations from the Board and the respective committees of the Board on which they serve. On June 30, 2022, each of Zafrira Avnur, Rajesh Parekh and Gadi Veinrib notified the Board of their respective resignations from the Board and the respective committees of the Board on which they serve. Each of the foregoing resignations is effective as of July 1, 2022 (the “Effective Time”) and did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Concurrently with the foregoing resignations and as of the Effective Time, the Board decreased its size from a total of nine directors to five directors authorized to serve on the Board and appointed Alan Walts as Chairperson of the Compensation Committee of the Board and Tomer Kariv as Chairperson of the Nominating and Corporate Governance Committee of the Board.

Director Appointment

On June 30, 2022, the Board appointed Lindsay Androski to serve as a director on the Company’s Board to fill the remaining vacancy and as a member of the Board’s Audit Committee and Compensation Committee, in each case, effective as of the Effective Time. Ms. Androski will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until her respective successor is duly elected and qualified or her earlier death, disqualification, resignation or removal.

Ms. Androski is eligible to participate in the Company’s non-employee director compensation program, which provides for: (i) an annual cash retainer of $40,000 for serving on the Board; (ii) an initial equity-based award of an option to purchase 40,000 shares of the Company’s common stock on initial appointment to the Board; and (iii) an annual equity-based award of an option to purchase 20,000 shares of the Company’s common stock upon reelection to the Board at the Company’s annual meeting of stockholders, with each such equity award to have an exercise price per share of common stock equal to the Fair Market Value (as defined in the Company’s 2018 Equity Incentive Plan) as of the grant date and to vest as to 50% of the underlying shares on the first annual anniversary of the grant date and the remainder in 12 equal monthly installments thereafter, subject to the director’s continued service on the Board through such vesting date. Ms. Androski is also eligible to receive to an annual cash retainer of $7,500 for serving as a member of the Audit Committee of the Board and $7,500 for serving as a member of the Compensation Committee of the Board.

Ms. Androski is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-31326), filed with the Securities and Exchange Commission on December 22, 2017.

Item 7.01	Regulation FD Disclosure.

On July 5, 2022, the Company issued a press release announcing the foregoing Board changes. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Eloxx Pharmaceuticals, Inc., dated July 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2022	ELOXX PHARMACEUTICALS, INC.

	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer